                                                                        Ex-12.02

CITIGROUP, INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

                                                                                                  Six Months
                                                             YEAR ENDED DECEMBER 31,                June 30,
EXCLUDING INTEREST ON DEPOSITS:                     2000     1999     1998     1997     1996     2001     2000
                                                   ------   ------   ------   ------   ------   ------   ------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                      23,253   17,764   18,997   17,645   14,776   11,525   10,504
     INTEREST FACTOR IN RENT EXPENSE                  416      292      417      321      299      201      144
     DIVIDENDS--PREFERRED STOCK                       180      232      332      433      505       86       91
                                                   ------   ------   ------   ------   ------   ------   ------

        TOTAL FIXED CHARGES                        23,849   18,288   19,746   18,399   15,580   11,812   10,739
                                                   ------   ------   ------   ------   ------   ------   ------
INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST
     AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES   21,143   18,151   11,085   12,305   12,444   11,206   11,255
     Other                                             --       --       --       --        1       --       --
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                           23,669   18,056   19,414   17,966   15,075   11,726   10,648
                                                   ------   ------   ------   ------   ------   ------   ------

        TOTAL INCOME                               44,812   36,207   30,499   30,271   27,520   22,932   21,903
                                                   ======   ======   ======   ======   ======   ======   ======
RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                  1.88     1.98     1.54     1.65     1.77     1.94     2.04
                                                   ======   ======   ======   ======   ======   ======   ======
INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                              36,638   28,674   30,692   27,299   23,792   17,992   16,524
     INTEREST FACTOR IN RENT EXPENSE                  416      292      417      321      299      201      144
     DIVIDENDS--PREFERRED STOCK                       180      232      332      433      505       86       91
                                                   ------   ------   ------   ------   ------   ------   ------

        TOTAL FIXED CHARGES                        37,234   29,198   31,441   28,053   24,596   18,279   16,759
                                                   ------   ------   ------   ------   ------   ------   ------
INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST
     AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES   21,143   18,151   11,085   12,305   12,444   11,206   11,255
     OTHER                                             --       --       --       --        1       --       --
     FIXED CHARGES (EXCLUDING PREFERRED                --       --       --       --       --       --       --
        STOCK DIVIDENDS)                           37,054   28,966   31,109   27,620   24,091   18,193   16,668
                                                   ------   ------   ------   ------   ------   ------   ------

        TOTAL INCOME                               58,197   47,117   42,194   39,925   36,536   29,399   27,923
                                                   ======   ======   ======   ======   ======   ======   ======
RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                  1.56     1.61     1.34     1.42     1.49     1.61     1.67
                                                   ======   ======   ======   ======   ======   ======   ======

Note> On November 30, 2000, Citigroup Inc. completed its acquisition of Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests.